Exhibit 10.1

NOTE AND WARRANT PURCHASE

AGREEMENT

Dated as of February 11, 2008

by and between

WITS BASIN PRECIOUS MINERALS INC.

and

PLATINUM LONG TERM GROWTH V, LLC

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT dated as of February 11, 2008 (this “Agreement”) by and between Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Company”), and Platinum Long Term Growth V, LLC, a Delaware limited liability company (the “Purchaser”).

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTE AND WARRANT
Section 1.1 Purchase and Sale of Note and Warrant.

(a) Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (i) a 10% senior secured convertible promissory note in the aggregate principal amount of $1,020,000, convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in substantially the form attached hereto as Exhibit A (the “Note”). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

(b) Upon the following terms and conditions, the Purchaser shall be issued a Warrant, in substantially the form attached hereto as Exhibit B (the “Warrant”), to purchase, subject to adjustment as set forth in the Warrant, 2,500,000 shares of Common Stock at an exercise price per share equal to the Warrant Price (as defined in the Warrant) for a term of five (5) years following the Closing Date.

Section 1.2 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Note and the Warrant for an aggregate purchase price of $1,020,000 (the “Purchase Price”). The closing under this Agreement (the “Closing”) shall take place on or before February 11, 2008 (the “Closing Date”). The closing of the purchase and sale of the Note and Warrant to be acquired by the Purchaser from the Company under this Agreement shall take place at the offices of the Purchaser, 152 West 57th Street, New York, NY 10019; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall deliver or cause to be delivered to the Purchaser the Note and the Warrant. At the Closing, the Purchaser shall deliver the Purchase Price by wire transfer of immediately available funds to the Company.

Section 1.3 Conversion Shares / Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders a number of its authorized but unissued shares of Common Stock equal to one hundred twenty percent (120%) of the aggregate number of shares of Common Stock issuable upon the conversion of the Note and the exercise of the Warrant, and shall, within thirty (30) days of the date hereof, take all necessary action to increase such reserve to one hundred fifty percent (150%) of the aggregate number of shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant. Any shares of Common Stock issuable upon conversion of the Note are herein referred to as the “Conversion Shares”. Any shares of Common Stock issuable upon exercise of the Warrant (and such shares when issued) are herein referred to as the “Warrant Shares”. The Note, the Warrant, the Conversion Shares and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any direct or indirect Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto. The Company and each Guarantor (as defined in Section 2.1(b)) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or any Guarantor to perform any of its respective obligations under this Agreement or any of the Transaction Documents in any material respect.

(b) Authorization; Enforcement. The Company, and each of the Guarantors, as applicable, has the requisite corporate power and authority to enter into and perform this Agreement, the Note, the Warrant, the Security Agreement by and among the Company and the Guarantors, on the one hand, and the Purchaser, on the other hand, dated as of the date hereof, substantially in the form of Exhibit C attached hereto (the “Security Agreement”), the Guaranty to be delivered by Gregory Gold Producers, Inc. (together with any additional guarantors of the Company’s obligations to the Purchaser, the “Guarantors”), dated as of the date hereof, substantially in the form of Exhibit D attached hereto (the “Guaranty”), the Officer’s Certificate, dated as of the Closing Date, substantially in the form of Exhibit E attached hereto (the “Officer’s Certificate”) and the Irrevocable Transfer Agent Instructions (as defined in Section 3.16 hereof) (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors and the consummation by each of them of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, the Guarantors, their Boards of Directors or stockholders is required. When executed and delivered by the Company and each of the Guarantors, as applicable, each of the Transaction Documents shall constitute a valid and binding obligation of the Company (or each such Guarantor, as applicable) enforceable against the Company (or each such Guarantor, as applicable) in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the Closing Date is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in this Agreement or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

(d) Issuance of Securities. The Note and the Warrant to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares and Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Note and Warrant, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders thereof shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors, the performance by the Company of its obligations under the Note and Warrant and the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company’s Articles of Incorporation (the “Articles”) or Bylaws (the “Bylaws”), each as amended to date, or any Guarantor’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any Guarantor is a party or by which the Company or any of the Guarantors’ respective properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Guarantor or by which any property or asset of the Company or any Guarantor are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any Guarantor under any agreement or any commitment to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or by which any of their respective properties or assets are bound, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws)). Neither the Company nor any Guarantor is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof. The business of the Company and the Guarantors is not being conducted in violation of any laws, ordinances or regulations of any governmental entity.

(f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, the Form 10-QSB for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 (collectively, the “Form 10-QSB”) and the Form 10-KSB for the fiscal year ended December 31, 2006 (the “Form 10-KSB”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-QSB and Form 10-KSB did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Guarantor have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 2.1(g) hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Guarantor for the purchase or acquisition of any shares of capital stock of any Guarantor or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Guarantor is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Guarantor or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth in the Commission Documents or on Schedule 2.1(g) hereto. Neither the Company nor any Guarantor is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Guarantor. Other than with respect to the Guarantors and China Global Mining Resources Ltd., a British Virgin Islands corporation (“China Global - BVI”), no Subsidiary holds any material asset or has any material liabilities as of the date hereof.

(h) No Material Adverse Change. Since December 31, 2006, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the Commission Documents or on Schedule 2.1(h) hereto.

(i) No Undisclosed Liabilities. Except as disclosed in the Commission Documents or on Schedule 2.1(i) hereto, neither the Company nor any Guarantor has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or the Guarantors’ respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(j) [Reserved].

(k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company and each Guarantor, or for which the Company or any Guarantor has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Guarantor is in default with respect to any Indebtedness.

(l) Title to Assets. Each of the Company and the Guarantors has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. Any leases of the Company and each Guarantor are valid and subsisting and in full force and effect.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Guarantor which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Guarantor or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Guarantor or any officers or directors of the Company or any Guarantor in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n) Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. The Company and each Guarantor has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto or in the Commission Documents, none of the federal income tax returns of the Company or any Guarantor have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Guarantor for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q) Disclosure. To the best of the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Guarantor in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Operation of Business. Except as set forth in the Commission Documents or on Schedule 2.1(r) hereto, the Company and each of the Guarantors owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted, and to the Company’s knowledge, without any conflict with the rights of others.

(s) [Reserved].

(t) Books and Records; Internal Accounting Controls. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u) Material Agreements. Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company has performed all obligations required to be performed by it to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor any Guarantor has received any notice of default under any Material Agreement and, (iii) to the best of the Company’s knowledge, neither the Company nor any Guarantor is in default under any Material Agreement now in effect.

(v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto or in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Guarantor or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any Guarantor, or any person owning at least 5% of the outstanding capital stock of the Company or any Guarantor or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x) Employees. Neither the Company nor any Guarantor has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(x) hereto. Except as set forth on Schedule 2.1(x) hereto or in the Commission Documents, neither the Company nor any Guarantor has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Guarantor required to be disclosed in the Commission Documents that is not so disclosed. No officer, consultant or key employee of the Company or any Guarantor whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Guarantor.

(y) Absence of Certain Developments. Except as set forth in the Commission Documents or provided on Schedule 2.1(y) hereto, since December 31, 2006, neither the Company nor any Guarantor has:

(i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii) borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and the Guarantors;

(iii) discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x) entered into any material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z) Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any Guarantor which is or would be materially adverse to the Company and the Guarantors. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if the Purchaser, or any person or entity that owns a beneficial interest in the Purchaser, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Guarantor or by any trade or business, whether or not incorporated, which, together with the Company or any Guarantor, is under common control, as described in Section 414(b) or (c) of the Code.

(bb) [Reserved].

(cc) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. Except as set forth on Schedule 2.1(cc) hereto, the Company does not have any registration statement pending before the Commission or currently under the Commission’s review and, since June 1, 2007, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock except pursuant to the grant or exercise of compensatory stock option plans.

(dd) Dilutive Effect. The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement and the Note and its obligations to issue the Warrant Shares upon the exercise of the Warrant in accordance with this Agreement and the Warrant, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(ee) DTC Status. Except as set forth on Schedule 2.1(ee) hereto, the Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email of the Company transfer agent is set forth on Schedule 2.1(ee) hereto.

(ff) Consulting Warrants. The Company and MHG Consultants LLC executed the Consulting Agreement (the “Consulting Agreement”), dated as of July 27, 2007, which became effective on November 1, 2007. The holding period, under Rule 144, of the Commencement Warrant (as defined in the Consulting Agreement) commenced on November 1, 2007. The holding period, under Rule 144, for (i) that portion of the Monthly Fee Warrant exercisable for 1,000,000 shares commenced on November 1, 2008 (on which date such shares vested and became exercisable), (ii) that portion of the Monthly Fee Warrant exercisable for an additional 250,000 shares commenced on November 30, 2007 (on which date such shares vested and became exercisable), (iii) that portion of the Monthly Fee Warrant exercisable for an additional 250,000 shares commenced on December 31, 2007 (on which date such shares vested and became exercisable), (iv) that portion of the Monthly Fee Warrant exercisable for an additional 250,000 shares commenced on January 31, 2008 (on which date such shares vested and became exercisable) and (v) that portion of the Monthly Fee Warrant exercisable for 1,250,000 shares of Common Stock will commence on the date hereof. Upon transfer of the Merit Warrants as contemplated herein, the Purchaser shall be permitted to “tack” such holding periods for purposes of Rule 144.

(gg) Easyknit Merger. The Agreement and Plan of Merger and Reorganization, dated April 20, 2007, as amended (the “Easyknit Merger Agreement”), by and among Easyknit Enterprises Holdings Limited, Race Merger, Inc. and the Company has been terminated and is no longer of any further force and effect, and no consent of any party (or such party’s affiliates) to the Easyknit Merger Agreement (other than the Company) pursuant to the Easyknit Merger Agreement, the Settlement Agreement referenced below or any other document, agreement or understanding is required for the consummation of the transactions contemplated by the Transaction Documents. Each of the parties to the Easyknit Merger Agreement have released any and all claims against the Company relating in any way thereto, and have taken all necessary action to dismiss any suits filed in connection therewith. The parties to the Easyknit Merger Agreement have entered into a Settlement Agreement and General Release dated December 19, 2007, the provisions of which are in effect on the date hereof.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

(a) Organization and Standing of the Purchaser. The Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Purchaser, the Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. The Purchaser is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Guarantors and to the officers of the Company and the Guarantors as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d) Rule 144. The Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e) General. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(g) Accredited Investor. The Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer. The Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(h) Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(i) No Short Position. The Purchaser covenants and agrees that it will not effect any short sale with respect to the shares of Common Stock for so long as the Purchaser holds the Note, the Warrant or any of the Merit Warrants that may be transferred to it; provided, that, it is understood and agreed that nothing in this Section 2.2(i) shall be deemed to prohibit Purchaser from disposing of any shares of Common Stock held by it (whether received upon conversion of the Note, exercise of the Warrant or otherwise).

ARTICLE III

COVENANTS
Unless terminated earlier in accordance with the terms the provisions below, for so long as the Note or the Warrant is outstanding, the Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees.

Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser or its assigns.

Section 3.2 Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading. If required, the Company will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Shares and the Warrant Shares. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3 [Reserved].

Section 3.4 Compliance with Laws. The Company shall comply, and cause each Guarantor to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 3.5 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and the Guarantors, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6 Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then, upon the request of the Purchaser, the Company shall furnish the following to the Purchaser so long as the Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own the Securities:

(a) Quarterly Reports filed with the Commission on Form 10-QSB;

(b) Annual Reports filed with the Commission on Form 10-KSB; and

(c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock.

Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Guarantor under any Transaction Document.

Section 3.8 Use of Proceeds. The net proceeds from the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes, including, but not limited to, growth and capital initiatives, investor and public relations and acquisitions, and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.9 Reporting Status. The Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.10 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) by the second Trading Day following Closing. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Note, the Security Agreement, the Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchaser. “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

Section 3.11 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.12 Pledge of Securities. The Company acknowledges that the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Purchaser effecting a pledge of the Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Purchaser.

Section 3.13 Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect exercise rights, voting rights, conversion rights, prepayment rights or redemption rights of the holder of the Note or the Warrant.

Section 3.14 Distributions. Other than a distribution or dividend of the Company’s interests in materially the form described in Schedule 3.14 hereto (as described in Schedule 3.14, the “FSC Dividend” and the “Bates-Hunter Dividend,” respectively and collectively referred to herein as the “Subsidiary Dividends”, which shall be expressly permitted so long as the Company’s obligations under the Note have not matured and remain unpaid or so long as the Note has not been accelerated by the Purchaser) to the holders of its Common Stock, for so long as the Note is outstanding, the Company agrees that it shall not, and shall not permit any Guarantor to, (i) declare or pay any dividends or make any distributions to any equity holder (other than the Company in the case of the Guarantors) or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company, or (iii) transfer, assign, pledge, issue or otherwise permit any equity or other ownership interests in the Guarantors to be beneficially owned or held by any person other than the Company. Notwithstanding the foregoing, in the event the distribution and/or dividend relating to a Subsidiary Dividend is not in all material respects in the nature and form described on Schedule 3.14 hereof, the Company shall be required to obtain the prior written consent of the Purchaser to consummate such dividend or distribution, which consent shall not be unreasonably withheld (so long as the Company’s obligations under the Note have not matured and remain unpaid or so long as the Note has not been accelerated by the Purchaser).

Section 3.15 Reservation of Shares. The Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred fifty percent (150%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 3.16 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Note or exercise of the Warrant in the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.16 will be given by the Company to its transfer agent with respect to the terms of this Agreement and the Transaction Documents and that the Conversion Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and under law. Nothing in this Section 3.16 shall affect in any way the Purchaser’s obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares and the Warrant Shares. If the Purchaser provides the Company with an opinion of counsel (whether pursuant to Section 3.17 hereof or otherwise), in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Conversion Shares or Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Conversion Shares or Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.16 will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.16 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.16, that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.17 Opinions. The Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably appropriate and necessary for the issuance and resale of the Common Stock issuable upon conversion of the Note and exercise of the Warrant and the Merit Warrants (as defined below) pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration. In the event that such Common Stock is sold in a manner that complies with an exemption from registration, the Company will promptly cause its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if pursuant to Rule 144(k) of the 1933 Act (or its successor provisions, including any provision that permits unlimited resales after the relevant holding periods set forth in Rule 144), or to permit sale of the shares if pursuant to the other provisions of Rule 144 of the 1933 Act).

Section 3.18 Acquisition of Assets. For so long as the Note is outstanding, in the event the Company, any Guarantor or any other Subsidiary acquires any assets or other properties, such assets or properties shall constitute a part of the Collateral (as defined in the Security Agreement) and the Company or such Subsidiary shall take all action reasonably necessary to assist the Purchaser in perfecting Purchaser’s security interest in such assets or properties pursuant to the Security Agreement; provided that, for purposes of this Section 3.18, China Global - BVI, China Global Mining Resources Ltd., a Hong Kong corporation (“China Global - HK”), Wits-China Acquisition Corp., a Minnesota corporation (“Wits-China”), and wholly owned subsidiaries of such entities (such entities and wholly owned subsidiaries thereof shall be referred to herein as the “China Subsidiaries”), shall not constitute Subsidiaries to the extent all or substantially all of the assets of such China Subsidiaries are located in, relate to or are proceeds resulting from assets located in or relating to, China. If any Subsidiary that is not a Guarantor acquires any material assets, such Subsidiary shall promptly thereafter become a Guarantor hereunder and execute a joinder to the Security Agreement in the form attached thereto. Notwithstanding the foregoing, upon completion of any Subsidiary Dividend, (i) any pledge of the equity interests in any entity formed by the Company or its subsidiaries for purposes of effecting the Subsidiary Dividend, shall, with respect to that portion of the equity of such entity distributed pursuant to the Subsidiary Dividend, be released (it being understood that any equity interest in such entity held by the Company or any such Subsidiary after consummation of the Subsidiary Dividend shall remain as collateral under the Security Agreement) and (ii) any security interest in the assets of a Dividend Subsidiary shall be promptly released by the Purchaser. Further notwithstanding the foregoing, the terms of this Section 3.18 shall not apply to any assets, or the proceeds from any sale or transfer of such assets, transferred from a China Subsidiary to the Company, a Guarantor or Subsidiary to the extent the same is pledged to China Gold, LLC (“China Gold”) pursuant to the Security Agreement, dated as of June 19, 2007, between the Company and China Gold, the Amended and Restated Pledge Agreement dated as of February 7, 2008 by and between the Company and China Gold, or a Subsidiary Security Agreement by and between China Gold, on the one hand, and any China Subsidiary, on the other hand, to secure outstanding obligations to China Gold.

Section 3.19 [Reserved].

Section 3.20 Registration Rights. If the Company shall determine to prepare and file with the Commission a registration statement (a “Registration Statement”) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Purchaser a written notice of such determination and, if within ten days after the date of such notice, the Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Conversion Shares or Warrant Shares as the Purchaser requests to be registered so long as such Conversion Shares or Warrant Shares are proposed to be disposed in the same manner as those set forth in the Registration Statement; provided, however, that if the number of Conversion Shares or Warrant Shares offered for participation in the proposed offering is greater than, in the reasonable opinion of the managing underwriter of the proposed offering, can be accommodated without adversely affecting the proposed offering, then the number of shares of Common Stock included in such registration shall be subject to reduction to a number deemed satisfactory by the managing underwriter, which reduction shall be allocated pro rata among all parties offering securities pursuant to such Registration Statement. The Company shall use its best efforts to cause any Registration Statement to be declared effective by the Commission as promptly as is possible following it being filed with the Commission and to remain effective until all Conversion Shares and Warrant Shares subject thereto have been sold or may be sold without limitations as to volume or the availability of current public information under Rule 144. All fees and expenses incident to the performance of or compliance with this Section 3.20 by the Company shall be borne by the Company whether or not any Conversion Shares or Warrant Shares are sold pursuant to the Registration Statement. The Company shall indemnify and hold harmless the Purchaser, the officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them, each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 3.20, except to the extent, but only to the extent, that such untrue statements or omissions referred to in (1) above are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein.

Section 3.21 MFN. For so long as the Note is outstanding, if the Company enters into any subsequent equity or equity linked financing (a “Subsequent Financing”) on terms more favorable, as determined by the Purchaser in its discretion, than the terms governing the Note, then the Purchaser in its sole discretion may exchange its Note, valued at its stated value, together with accrued but unpaid interest (which interest payments shall be payable, at the sole option of the Purchaser, in cash or in the form of the new securities to be issued in the Subsequent Financing), for the securities issued or to be issued in the Subsequent Financing. The Company covenants and agrees to notify in writing the Purchasers of the terms and conditions of any such proposed Subsequent Financing as promptly as practicable, but in no event less than 10 days prior to such Subsequent Financing. Neither an exchange pursuant to this provision nor any repayment or conversion of the Note shall have any effect on the Purchaser’s Warrants. The Warrants constitute a separate, detachable security from the Note. Notwithstanding any such exchange, repayment or conversion, the Purchasers shall retain all of the outstanding Warrants which they received upon Closing, or otherwise, that have not been exercised by the Purchasers. Notwithstanding the above, (i) the transactions set forth on Schedule 3.21 hereof and (ii) issuances described in clauses (a) through (c) of Section 3.5(c) of the Note shall not be deemed to be Subsequent Financings and shall not be subject to the provisions of this Section 3.21.

Section 3.22 Transactions with Affiliates. Except as set forth in Schedule 3.22 hereto, for so long as the Note is outstanding, the Company shall not, and shall not permit any Guarantor to, engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000, other than (i) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the Company as fair in all respects to the Company, and (ii) reimbursement for expenses incurred on behalf of the Company.

Section 3.23 Merger; Sale of Assets. Except for any transaction involving only the assets of China Gold - BV, China Gold - HK, Wits-China and/or any other China Subsidiary, such exclusion to apply only to the extent of such assets, for so long as the Note is outstanding the Company shall not, and shall not permit any Guarantor to, (i) merge or consolidate or sell or dispose of all its assets or any substantial portion thereof or (ii) in any way or manner alter its organizational structure or effect a change of entity. For so long as the Note is outstanding, the Company shall not, and shall not permit any Guarantor to, transfer any material assets to any Subsidiary that is not a guarantor of the Company’s obligations under the Note without the Purchaser’s prior written consent.

Section 3.24 Participation Rights. For so long as the Note remains outstanding, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a “Rights Notice”) the Purchaser of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a “New Financing”), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities (collectively, the “Financing Securities”). The Rights Notice shall describe, in reasonable detail, the proposed New Financing, the names and investment amounts of all investors participating in the New Financing, the proposed closing date of the New Financing, which shall be within sixty (60) calendar days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide the Purchaser an option (the “Rights Option”) during the five (5) business days following delivery of the Rights Notice (the “Option Period”) to inform the Company whether the Purchaser will purchase securities in such New Financing on the same, absolute terms and conditions as contemplated by such New Financing. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed New Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a New Financing. If the Company does not receive notice of exercise of the Rights Option from the Purchaser within the Option Period, the Company shall have the right to close the New Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are substantially the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed New Financing does not occur on that date, any closing of the contemplated New Financing or any other New Financing shall be subject to all of the provisions of this Section 3.24, including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.24 shall not apply to issuances of securities in a Exempt Issuance (as defined in the Notes). The Company shall be deemed to have, on the date hereof, delivered to the Purchaser a Rights Notice with respect to the New Financings described on Schedule 3.21 hereto and the Purchaser has notified the Company that it has elected not to participate in such New Financings.

Section 3.25 Corporate Existence. The Company shall, and shall cause each of the Guarantors to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

Section 3.26 Investment Company Act. The Company shall conduct its businesses in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

ARTICLE IV

CONDITIONS
Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchaser at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Note and Warrant shall have been delivered to the Company on the Closing Date.

(e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchaser to the Company.

(f) Lock-Up Agreement. The Purchaser shall have executed and delivered the Lock-Up Agreement attached hereto as Exhibit G to the Company.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Securities. The obligation hereunder of the Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Guarantor, or any of the officers, directors or affiliates of the Company or any Guarantor seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinions of Counsel. The Purchaser shall have received an opinion of counsel to the Company, dated the date of the Closing, substantially in the form of Exhibit H hereto, with such exceptions and limitations as shall be acceptable the Purchaser and counsel to the Purchaser. The Purchaser shall have received an opinion of counsel to the Company, dated the date of the Closing, addressing the availability of Rule 144 for the resale of Common Stock issuable upon conversion of the Merit Warrants, in form and substance satisfactory to the Purchaser and counsel to the Purchaser.

(g) Note and Warrant. At or prior to the Closing, the Company shall have delivered to the Purchaser the Note and the Warrant.

(h) Secretary’s Certificate. The Company shall have delivered to the Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(i) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchaser a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(e) and (k) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(j) Guaranty. As of the Closing Date, the Guarantors shall have executed and delivered the Guaranty to the Purchaser.

(k) Material Adverse Effect. No Material Adverse Effect shall have occurred.

(l) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and executed by the Company’s transfer agent.

(m) UCC Financing Statements; Consents. The Company and the Guarantors shall have executed and delivered the Security Agreement and authorized the filing of all UCC financing statements in form and substance satisfactory to the Purchaser at the appropriate offices to create a valid and perfected security interest in the Collateral (as defined in the Security Agreement), which filings are to be made promptly following Closing. The Company shall have provided evidence of the consent of China Gold to the transactions contemplated hereby and in the other Transaction Documents.

(n) Merit Warrants. The Company shall have effected the transfer of the Common Stock Purchase Warrants, dated July 26, 2007, exercisable for an aggregate of 5,100,000 shares of Common Stock (the “Merit Warrants”) from MHG Consultants LLC to the Purchaser, and shall have amended the Monthly Fee Warrant to provide for immediate exercisability upon Closing hereunder. The Consulting Agreement between MHG Consultants LLC and the Company shall have been terminated.

ARTICLE V

CERTIFICATE LEGEND
Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR WITS BASIN PRECIOUS MINERALS INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to issue or reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Conversion Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request, and (x) such Conversion Shares and/or Warrant Shares have been registered for sale under the Securities Act and the holder is selling such shares and is complying with its prospectus delivery requirement under the Securities Act, (y) the holder is selling such Conversion Shares and/or Warrant Shares in compliance with the provisions of Rule 144 or (z) the provisions of paragraph (k) of Rule 144 (or its successor provisions, including any provision that permits unlimited resales after the relevant holding periods set forth in Rule 144) apply to such Shares. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to the Purchaser by crediting the account of the Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

ARTICLE VI

INDEMNIFICATION

Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

MISCELLANEOUS
Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchaser in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereunder, which payment shall be made at Closing and shall not exceed $20,000 (which payment may be withheld from the amount delivered to the Company by the Purchaser on Closing). In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

Section 7.2 Specific Performance; Consent to Jurisdiction; Venue.

(a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchaser hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Purchaser (and its assigns) and the Company.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Wits Basin Precious Minerals Inc.
80 South 8th Street, Suite 900
Minneapolis, Minnesota
Fax: (612) 395-5276
Attention: Mark D. Dacko

with copies (which copies
shall not constitute notice
to the Company) to:	Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-4140
Fax: (612) 642-8358
Attention: William M. Mower

If to the Purchaser:	Platinum Long Term Growth V, LLC
152 West 57th Street, 54th Floor
New York, NY 10019
Fax: ________________
Attention: Mark Mueller

with copies (which copies
shall not constitute notice
to the Company) to:	Burak Anderson & Melloni, PLC
30 Main Street, PO Box 787
Burlington, VT 05402-0787
Fax: (802) 862-8176
Attention: Shane W. McCormack

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5 [Reserved]

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Purchaser may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto, in whole or in part, without the consent of the Company.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing Date. The agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and such Closing hereunder until terminated in accordance with the terms of such sections.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, including without limitation any disclosure pursuant to the Registration Statement, and then only to the extent of such requirement. Notwithstanding the foregoing, the Purchaser consents to being identified in any filings the Company makes with the Commission to the extent required by law or the rules and regulations of the Commission.

Section 7.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

WITS BASIN PRECIOUS MINERALS INC.

By:	/s/ Mark D. Dacko
Name: Mark D. Dacko
Title: Chief Financial Officer

PLATINUM LONG TERM GROWTH V, LLC

By:	/s/ Mark Nordlicht
Name: Mark Nordlicht
Title: General Manager

Signature Page
to Note and Warrant Purchase Agreement